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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               March 25, 2002
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                           dated as of March 1, 2002
                          providing for the issuance of

                                   $813,951,416

             WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 2002-MS2

               Delaware              333-77026              94-2528990

            (State or other         (Commission           (IRS Employer
            jurisdiction of         File Number)          Identification
             Incorporation)                                   Number)

                          1201 THIRD AVENUE, WMT 1706
                           SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                (206) 377-8555





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Item 1.   Changes in Control of Registrant. Not applicable.

Item 2.   Acquisition or Disposition of Assets. Not applicable.

Item 3.   Bankruptcy or Receivership. Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.   Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Credit Suisse First Boston Corporation (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 6.   Resignation of Registrant's Directors. Not applicable.

Item 7.   Financial Statements and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed March 25, 2002 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.3 Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp. Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2002-MS2.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2002-MS2.

Item 8.   Change in Fiscal Year. Not applicable.

Item 9.  Regulation FD Disclosure. Not applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2002

                                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                   (Registrant)

                                           By: /s/ Richard Careaga
                                           -----------------------------------
                                           Richard Careaga
                                           First Vice President and Counsel
                                           (Authorized Officer)

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